UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 18, 2010

IMH Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52611	81-0624254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4900 N. Scottsdale Rd., Suite 5000 Scottsdale, Arizona		85251
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(480) 840-8400

IMH Secured Loan Fund, LLC
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On behalf of IMH Secured Loan Fund, LLC (the “Fund”), Investors Mortgage Holdings Inc., the manager of the Fund (the “Manager”), closed a series of transactions, referred to as the “Conversion Transactions,” on June 18, 2010, pursuant to that certain Agreement and Plan of Conversion and Contribution, dated May 10, 2010, by and among the Fund, the Manager and its stockholders, and IMH Holdings, LLC (“Holdings”) and its members (the “Conversion Plan”).  A summary of the Conversion Plan can be found in the report on Form 8-K filed by the Fund on May 11, 2010.  Pursuant to the Conversion Transactions, (i) the Fund has been converted into a Delaware corporation named IMH Financial Corporation, and (ii) IMH Financial Corporation has acquired all of the outstanding equity interests in the Manager and Holdings in exchange for 895,750 shares of IMH Financial Corporation Class B common stock, subject to downward adjustment by one share for each $20 of net loss of the Manager and Holdings for the period beginning January 1, 2010 through the date of consummation of the Conversion Transactions, pursuant to the terms of the Conversion Plan.

Prior to the consummation of the Conversion Transactions, the owners of the Manager and Holdings were Shane Albers, William Meris, Steve Darak, Brian Peterson and Ryan Muranaka.  Messrs. Albers and Meris are the sole members of the board of directors of the Manager, and Messrs. Albers, Meris, Darak, Peterson and Muranaka serve in management roles for both the Manager and Holdings.  The aggregate number of shares of IMH Financial Corporation stock being issued to the owners of the Manager and Holdings is based upon the Manager’s assessment of the value of the Manager and Holdings based on assets under management, the fees which the Manager is entitled to receive or retain pursuant to the Fund’s operating agreement, the Manager’s expectations as to the future performance of the Fund and the Manager, and the consideration paid in other internalization transactions.

Item 3.03   Material Modification to Rights of Security Holders.

As a result of the consummation of the Conversion Transactions, the Fund has converted into IMH Financial Corporation and the outstanding membership units of the Fund have been converted into shares of Class B and Class C common stock of IMH Financial Corporation. A summary of the key terms of the IMH Financial Corporation Class B and Class C common stock may found in the definitive consent solicitation/prospectus filed pursuant to Rule 424(b)(3) on May 14, 2010 under the heading entitled “Description of IMH Financial Corporation’s Capital Stock,” and a summary of the material differences between the rights of members of the Fund and stockholders of IMH Financial Corporation may be found in the definitive consent solicitation/prospectus filed pursuant to Rule 424(b)(3) on May 14, 2010 under the heading entitled “Comparison of Rights of Holders of IMH Secured Loan Fund, LLC and IMH Financial Corporation,” each of which is incorporated herein by reference.  The Certificate of Incorporation and Bylaws of IMH Financial Corporation, which establish the terms and conditions of the Class B and Class C common stock, are attached hereto as exhibits 3.1 and 3.2.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2010, Shane Albers and William Meris became directors of IMH Financial Corporation, as a result of the consummation of the Conversion Transactions.  Also on June 18, 2010, the following individuals, who were previously officers of the Manager, were appointed as executive officers of IMH Financial Corporation to serve in the following offices at the pleasure of the board of directors of IMH Financial Corporation: Shane Albers (Chief Executive Officer and Chief Operating Officer); William Meris (President); Steven Darak (Chief Financial Officer, Controller, Treasurer and Secretary); Theresa Guske (Senior Vice President - Loan Management); and Brian Peterson (Senior Vice President - Investments). In exchange for their equity interests in the Manager and Holdings and/or their stock appreciation rights in the Manager in the Conversion Transactions, these officers are receiving Class B common stock of IMH Financial Corporation. Subject to downward adjustment, Messrs. Albers and Meris will be issued approximately 396,517 and 394,045 shares of Class B-4 common stock, respectively, and Mr. Darak, Mr. Peterson and Ms. Guske will be issued approximately 50,286, 27,740, and 1,907 shares of Class B-3 common stock, respectively.

A brief description of the business experience and background of each of IMH Financial Corporation’s executive officers may found in the definitive consent solicitation/prospectus filed pursuant to Rule 424(b)(3) on May 14, 2010 under the heading entitled “Our Officers,” which is incorporated herein by reference.

The executive officers of IMH Financial Corporation have not yet entered into any employment agreements, but continue to serve IMH Financial Corporation consistent with past practices and their prior roles with the Manager.
Also on June 18, 2010, the 2010 IMH Financial Corporation Employee Stock Incentive Plan (“the 2010 Stock Incentive Plan”) was adopted.  The 2010 Stock Incentive Plan is designed as an attraction, retention and motivation tool for participants, and authorizes the administrator thereof to grant stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in IMH Financial Corporation’s common stock or units of IMH Financial Corporation’s common stock, as well as cash bonus awards, pursuant to the following restrictions:

• The maximum number of shares of common stock that may be delivered pursuant to awards under the plan equals 1.2 million shares, provided that this maximum share limit shall automatically increase to 1.8 million shares upon the consummation of an initial public offering of IMH Financial Corporation’s common stock.

• The maximum number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options granted under the plan is1.8 million shares.

• The maximum number of shares of common stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 600,000 shares.

• “Performance-Based Awards” under Section 5.2 of the plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares of common stock, $20 million, and (2) in the case of awards related to shares of common stock (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 600,000 shares.

No awards have been granted under the 2010 Stock Incentive Plan as of the date hereof.

A summary of the key terms of the 2010 Stock Incentive Plan may be found in the definitive consent solicitation/prospectus filed on May 14, 2010 under the heading entitled “Proposal No. 2: Approval of the 2010 IMH Financial Corporation Employee Stock Incentive Plan,” which is incorporated herein by reference.  The 2010 Stock Incentive Plan is attached as Exhibit 4.1 hereto.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Fund filed the attached press release announcing that on June 18, 2010, the independent inspector of elections provided the Fund with certified final results of the consent solicitation. These certified final results indicate, as previously reported by the Fund on June 9 and June 14, 2010, with respect to the preliminary results, that the Fund received more than the requisite number of written consents to approve the Conversion Transactions described in the definitive consent solicitation/prospectus and the 2010 IMH Financial Corporation Employee Stock Incentive Plan.  The certified final results received from the independent inspector of elections show that of the 73,038 total Fund membership units outstanding, 47,231 units were represented in the vote (64.67% of the total Fund membership interests). Of the 73,038 total units outstanding, the certified final results indicate that on Proposal #1, the Conversion Transactions, the net vote was 57.48% in favor (41,981 units), 6.80% against (4,968 units), and 0.26% abstained (193 units).  On Proposal #2, the 2010 IMH Financial Corporation Employee Stock Incentive Plan, the certified final results indicate that 50.33% voted for (36,757 units), 12.46% against (9,098 units), and 1.88% abstained (1,376 units).

Of the total net consents remitted during this process, 89.05% voted in favor of the Conversion Transactions (41,981 units), 10.54% voted against (4,968 units), and 0.41% abstained (193 units).  With respect to the approval of the 2010 IMH Financial Corporation Employee Stock Incentive Plan, of the total net consents remitted, 77.82% voted for (36,757 units), 19.26% against (9,098 units), and 2.91% abstained (1,376 units).

Item 9.01. Financial Statements and Exhibits.

The (i) audited financial statements of the Manager, and (ii) the pro forma condensed combined financial information for IMH Financial Corporation, included in the definitive consent solicitation/prospectus filed pursuant to Rule 424(b)(3) on May 14, 2010 are hereby incorporated by reference.  IMH Financial Corporation intends to provide unaudited interim financial information for the Manager when it becomes available.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of IMH Financial Corporation.
3.2	Bylaws of IMH Financial Corporation.
4.1	2010 IMH Financial Corporation Employee Stock Incentive Plan.
99.1	Press Release, dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2010	IMH SECURED LOAN FUND, LLC

	By:	Investors Mortgage Holdings, Inc.
	Its:	Manager

	By:	/s/ Shane Albers

Shane Albers
Chairman and Chief Executive Officer